                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                                  ___________


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (date of earliest event reported)     July 19, 1995
                                                --------------------------------

                           OXIS INTERNATIONAL, INC.
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              (Exact Name of Registrant as Specified in Charter)


 Delaware                         0-8092                     94-162047
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 (STATE OR OTHER JURISDICTION  (COMMISSION FILE NUMBER)  (IRS EMPLOYER
 OF INCORPORATION)                                       IDENTIFICATION NUMBER)


6040 N. Cutter Circle, Suite 317,        Portland OR              97217-3935
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)


Registrant's telephone number, including area code.        (503) 283-3911
                                                   -----------------------------


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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 1.        CHANGES IN CONTROL OF REGISTRANT
               --------------------------------

               On July 19, 1995, the Registrant consummated the acquisition of Therox Pharmaceuticals, Inc., a Delaware corporation ("Therox") pursuant to a transaction wherein Therox was merged with and into OXIS Acquisition Corporation, a Delaware corporation ("OXISub"), the wholly-owned subsidiary of OXIS International, Inc. ("OXIS"), such that OXISub was the surviving corporation. Therox is a Philadelphia-based free radical therapeutics company funded by S.R. One, Limited, the venture capital subsidiary of SmithKline Beecham, and Brantley Venture Partners II, L.P. Shares of Therox Common Stock, $0.001 par value and Therox Preferred Stock, $0.001 par value, which were outstanding immediately prior to the merger were converted into shares of OXIS Common Stock, $0.50 par value. The aggregate number of whole shares of OXIS Common Stock issued to the Therox stockholders in connection with this transaction was 1,440,736. Any fractional shares were paid in cash at the fair market value. The shares issued in this merger are not registered under the Securities Act of 1933 and may not be re-offered or re-sold in the absence of registration under the Securities Act of 1933 or an available exemption from such registration. Approval by the stockholders of OXIS was not required for the foregoing transactions and was not solicited. OXIS Board approval of the transaction was required and obtained.

     Simultaneously with the above transaction, a Series B Preferred Stock Purchase Agreement was entered into between OXIS and two (2) accredited investors pursuant to which an aggregate of 642,583 shares of OXIS Series B Preferred Stock was sold for an aggregate purchase price of $1,500,000. Series B Preferred Stock is initially convertible into Common Stock on a one-to-one basis and has voting rights equivalent to those of the Common Stock (plus the right to elect one director). Series B Preferred Stock additionally has certain preferential rights with respect to liquidation and dividends. Each of the purchasers of Series B Preferred Stock, S.R. One, Limited and Brantley Venture Partners II, L.P., are also former Therox stockholders who received shares of OXIS Common Stock in the merger of Therox and OXISub. As a result of the merger and the sale and issuance of the Series B Preferred Stock, each of S.R. One, Limited and Brantley Venture Partners II, L.P. have acquired a more than five percent (5%) voting interest in OXIS when all the shares are considered on an as converted basis.

     Additionally, Mr. Timothy G. Biro, a General Partner of Brantley Venture Partners II, L.P., was named to the Board of Directors of OXIS, effective upon the closing of these transactions. Mr. Biro, in his capacity as General Partner of Brantley Venture Partners II, L.P., also has the right to vote the OXIS shares held by Brantley Venture Partners II, L.P.


ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS
               ------------------------------------

     As referenced in Item 1 above, on July 19, 1995, OXISub, the wholly-owned subsidiary of OXIS, was merged with Therox in a transaction whereby OXISub was the
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surviving corporation and the former Therox stockholders were issued an aggregate of 1,440,736 shares of OXIS Common Stock in exchange for their shares of Therox stock.

      A copy of the Press Release with respect to this transaction is attached as an exhibit to this Report.


ITEM 5.        OTHER EVENTS
               ------------

      See Item 1 for a description of the transaction concerning the sale and issuance of OXIS Series B Preferred Stock to two (2) accredited investors which took place in a simultaneous transaction with the merger of OXISub and Therox.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS
               ---------------------------------

      (a)      Financial Statements of Business Acquired.
               ------------------------------------------

               Within 60 days of this Report on Form 8-K, the Company will file the following additional financial information that is currently impractical to be provided. This information will be subsequently filed under cover of a Form 8-KA report.

      . Financial statements of Therox as of, and for the year ended December 31, 1994.

      . Financial statement of Therox as of, and for the three months ended March 31, 1995.

      . Pro forma balance sheets for OXIS and Therox combined as of December 31, 1994 and March 31, 1995.

      . Pro forma statements of operations for OXIS and Therox combined for the year ended December 31, 1994 and for the three months ended March 31, 1995.

      (c)      Exhibits
               --------

      2. Agreement and Plan of Reorganization and Merger between OXIS International, Inc., OXIS Acquisition Corporation, and Therox Pharmaceuticals, Inc. dated July 18, 1995.

      99.1     Press Release dated July 27, 1995

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                                 EXHIBIT INDEX
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
     EXHIBIT NO.              DESCRIPTION           PAGE NO IN CURRENT REPORT
     -----------              -----------           -------------------------

          2             Agreement and Plan of                    6
                        Reorganization and Merger
                        between OXIS International,
                        Inc., OXIS Acquisition
                        Corporation, and Therox
                        Pharmaceuticals, Inc. dated
                        July 18, 1995.

         99.1           Press Release dated July 27,            87
                        1995

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       OXIS International, Inc.
                                       (Registrant)

Date:  August 1, 1995                  By:    /s/ Ray R. Rogers
                                             ------------------------------
                                       Name: Ray R. Rogers
                                       Title:Chairman of the Board of Directors

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